Exhibit 99.1

electroCore Announces Changes to its Board of Directors

John Gandolfo, Tom Patton and Peter Cuneo to join the Board, adding significant medical technology operational, financial and turn-around experience

BASKING RIDGE, N.J., March 26, 2020 — electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today announced the appointments of three new independent members to its Board of Directors effective April 2, 2020. The newly appointed board members are John Gandolfo, Thomas Patton and Peter Cuneo. The company also announced that current Board members Nick Colucci and Jim Tullis will be stepping down from the Board prior to the company’s annual meeting of stockholders that is expected to be held in June 2020. As previously announced Chairman Carrie S. Cox is stepping down from the Board on April 1, 2020 and will be succeeded in that role by independent Board member Michael G. Atieh.

“John, Tom and Peter are all successful organizational leaders with proven track records, and I am very pleased that they have chosen to join our Board,” said Daniel Goldberger, Chief Executive Officer of electroCore. “We are at a critical stage in our company’s evolution with significant untapped commercial opportunities for gammaCore in front of us, and I believe the diverse skill sets that these individuals bring will further strengthen our Board and act as an invaluable resource for our team. We look forward to their contributions.”

“I would like to thank Carrie, Nick and Jim for their insights and guidance. It is in large part to their counsel that we believe we are positioned to achieve great things with gammaCore in 2020 and beyond,” Mr. Goldberger concluded.

Mr. John Gandolfo brings to the electroCore Board more than 30 years of financial leadership at both public and private companies across multiple industry sectors. His specific expertise includes the implementation of accounting and internal control systems, capital raising, mergers and acquisitions, Wall Street analyst relationship building, expense control and cash flow optimization. He currently serves as Chief Financial Officer of Eyenovia, Inc. (EYEN), a publicly held, late clinical stage biopharmaceutical company focusing on the development of ophthalmic drugs. Prior to Eyenovia, he served as Chief Financial Officer of Xtant Medical Holdings, Inc. (XTNT), a publicly held orthopedic and spine medical device company with multiple operations throughout the United States. Prior healthcare experience includes Chief Financial Officer positions at Progenitor Cell Therapy LLC, Power Medical Interventions (PMII) and Bioject, Inc. (BJCT), among others. Mr. Gandolfo’s experience also includes serving on the Audit Committees of the Boards of multiple medical technology companies.

Mr. Thomas Patton is a seasoned healthcare executive and board member with operational, strategic, financial, legal, compliance and transactional experience, from start-ups to growth companies, both public and private. He last served as President and Chief Executive Officer of CAS Medical Systems (CASM), a publicly traded developer and distributor of patient monitoring equipment, from 2010-2019. His prior experience includes as Co-Founder, President and CEO of QDX, Inc., a developer of unique micro-fluidic diagnostic technology utilizing digital imaging techniques for hematologic analysis, as President and Chief Operating Officer of Novametrix Medical Systems, Inc. (NMTX), and CEO of Wright Medical Technology, Inc. Mr. Paton has served on eleven separate Boards of Directors for both public and private medical products and services companies, and currently serves on the Board of Misonix, Inc. (MSON), a publicly traded ultrasonic surgical tools and wound care company.

Mr. Peter Cuneo brings significant executive leadership and turn-around experience to electroCore’s Board. He currently serves as a Managing Principal of Cuneo & Company LLC, a private investment and management company that he founded. Mr. Cuneo’s past experience includes as Chief Executive Officer of Marvel Entertainment until its sale to Disney in 2009. Prior to that, he successfully led three turnarounds, first as President of Clairol’s Personal Care Division, as President of Black and Decker’s Security Hardware Group, and as Chief Executive Officer of Remington Products. Mr. Cuneo’s Board experience includes serving as Chairman of the Board of Valiant Entertainment following Cuneo & Co’s investment in the company. He currently serves as Chairman of Iconix Brands and Chairman of BeyondView LLC, and previously served as Vice Chairman of Marvel. He currently serves as Chairman emeritus of the Alfred University Board of Trustees and on the Board of the National Archives Foundation in Washington, D.C. Peter holds an MBA from Harvard Business School.

About gammaCore™

gammaCore™ (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck as an adjunctive therapy to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore can be self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which [can/may?] lead to a reduction of pain in patients.

gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults. gammaCore is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, and the acute treatment of pain associated with migraine headache in adult patients.

•	Safety and efficacy of gammaCore have not been evaluated in the following patients:

○	Patients with an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

○	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

○	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

○	Pediatric patients

○	Pregnant women

○	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

•	Patients should not use gammaCore if they:

○	Have a metallic device such as a stent, bone plate, or bone screw implanted at or near their neck

○	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

In the US, the FDA has not cleared gammaCore for the acute treatment of chronic cluster headache or the preventative treatment of migraine headache.

Please refer to the gammaCore Instructions for Use for all of the important warnings and precautions before using or prescribing this product.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore’s business prospects and product development plans, its pipeline or potential markets for its technologies, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Hans Vitzthum

LifeSci Advisors

617-430-7578

hans@lifesciadvisors.com

or

Media Contact:

Jackie Dorsky

electroCore

973-290-0097

jackie.dorsky@electrocore.com

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